 Exhibit (a)(1)(I)
Exela Technologies, Inc.
Offer to Exchange up to 100,000,000 shares of Common Stock (in 20 share increments) for up to $125,000,000 aggregate liquidation preference of
6.00% Series B1 Cumulative Convertible Perpetual Preferred Stock
To Our Clients:
Enclosed for your consideration is an Offer to Exchange, dated April 18, 2022 (as may be amended from time to time, the “Offer to Exchange”), and the enclosed Letter of Transmittal (as may be amended from time to time, the “Letter of Transmittal”), related to an offer by Exela Technologies, Inc., a Delaware corporation (the “Company” or “Exela”), to exchange up to 100,000,000 shares of its outstanding common stock, par value $0.0001 per share (the “Common Stock”), for up to $125,000,000 aggregate liquidation preference of 6.00% Series B1 Cumulative Convertible Perpetual Preferred Stock (“Series B1 Preferred Stock”), with each 20 shares of Common Stock being exchangeable in the Offer for one share of Series B1 Preferred Stock having a liquidation preference of $25.00 per share of Series B1 Preferred Stock (an effective price of $1.25 per share of Common Stock), upon the terms and subject to the conditions set forth in the Offer to Exchange (the “Offer”).
This material is being forwarded to you as the beneficial owner of the shares of Common Stock held by us for your account but not registered in your name. A tender of such shares may only be made by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish us to tender on your behalf the shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange and the Letter of Transmittal.
Your instructions should be promptly forwarded to us in order to permit us to tender the shares on your behalf in accordance with the terms and conditions of the Offer. The Offer will expire at 11:59pm, New York City time, on May 16, 2022, unless extended or earlier terminated by the Company (such date and time for the Offer, as may be extended, the “Expiration Date”). Shares of Common Stock tendered for exchange may be withdrawn at any time before 11:59pm, New York City time, on the Expiration Date.
Your attention is directed to the following:
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The Offer is for up to 100,000,000 shares of Common Stock.

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Common Stock may only be tendered in increments of 20 shares.

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Each 20 shares of Common Stock being exchangeable in the Offer for one share of Series B1 Preferred Stock having a liquidation preference of $25.00 per share of Series B1 Preferred Stock (an effective price of $1.25 per share of Common Stock).

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The Offer is subject to certain conditions set forth in the Offer to Exchange in the section entitled The Offer — Conditions to the Completion of the Offer.”

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The Offer will expire at 11:59pm, New York City time, on May 16, 2022, unless extended or earlier terminated by the Company.

IF YOU WISH TO HAVE US TENDER YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.
PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SHARES.

INSTRUCTIONS WITH RESPECT TO THE OFFER
FOR SHARES OF EXELA COMMON STOCK
The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer made by Exela Technologies, Inc. with respect to its shares of Common Stock.
This will instruct you to tender the shares indicated below (or, if no number is indicated below, all shares) held by you for the account of the undersigned, upon the terms and subject to conditions set forth in the Offer to Exchange and the related Letter of Transmittal.
Please tender the shares held by you for my account as indicated below:
Exela Common Stock (CUSIP No. 30162V102)
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Please tender        shares of Exela Common Stock (you may only tender shares in 20 share increments)

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Please do not tender any shares held by you for any account.

Dated:            , 2022
Signature(s):
Print Name(s) here:
(Print Address(es)):
(Area Code and Telephone Number(s)):
(Taxpayer Identification or Social Security Number(s)):
NONE OF THE SHARES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED WE WILL TENDER ALL THE SHARES HELD BY US FOR YOUR ACCOUNT.